UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2016

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On October 17, 2016, LendingTree, Inc.'s subsidiary, LendingTree, LLC, entered into an Agreement of Purchase and Sale (the "Purchase Agreement") with an affiliate of Greenstreet Real Estate Partners, L.P., pursuant to which LendingTree, LLC agreed to purchase two nearby office buildings in Charlotte, North Carolina. The total purchase price for the property is $24.9 million, subject to adjustments, credits and prorations. The Purchase Agreement provides LendingTree, LLC with a 40-day period of inspection during which it may elect to not proceed with the purchase for any reason and receive a return of its earnest money deposit. After such period, an earnest money deposit of $1.0 million would become non-refundable if LendingTree, LLC does not purchase the property, subject to certain exceptions. If the purchase occurs following the inspection period, the Company intends to continue to lease space in the property to existing and new tenants and eventually to relocate its headquarters into a portion of the property. LendingTree, LLC has not at this time determined a date for when a relocation of company headquarters will take place or the amount of space it would occupy at such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2016

LENDINGTREE, INC.

	By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Senior Vice President, General Counsel & Corporate Secretary